LIVERAMP ANNOUNCES THIRD QUARTER RESULTS

Total Revenue up 13% year over year and Subscription Revenue up 14%

$16 million in Operating Cash Flow

$150 million of Stock Repurchased Fiscal Year to Date

Share Repurchase Authorization Extended and Expanded

SAN FRANCISCO, Calif., February 7, 2023—LiveRamp® (NYSE: RAMP), the leading data collaboration platform, today announced its financial results for the quarter ended December 31, 2022.

Q3 Financial Highlights1

•Total revenue was $159 million, up 13%.

•Subscription revenue was $126 million, up 14%, and accounted for 80% of total revenue.

•Marketplace & Other revenue was $32 million, up 9%.

•GAAP gross profit was $115 million, up 13%. GAAP gross margin of 73% was unchanged. Non-GAAP gross profit was $121 million, up 12%. Non-GAAP gross margin of 76% contracted by 1 percentage point.

•GAAP operating loss was $24 million compared to $14 million. Non-GAAP operating income was $26 million compared to $15 million. Non-GAAP operating margin of 16% expanded by 6 percentage points.

•GAAP loss per share was $0.46 and non-GAAP earnings per share were $0.28.

•Net cash provided by operating activities was $16 million compared to $25 million.

•In the quarter, the Company repurchased approximately 2.3 million shares for $50 million under its share repurchase program. Fiscal year to date, the Company has repurchased approximately 6.1 million shares for $150 million. Since inception of the program in August 2011, the Company has returned approximately $1.4 billion in capital to shareholders.

•On December 20, 2022 the Company’s Board of Directors approved an extension of the share repurchase program by two years to December 31, 2024 and a $100 million increase in the authorization. There is currently $218 million available under the authorization.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

"We continue winning with the world's largest brand marketers, reinforcing that we are essential infrastructure for the advertising ecosystem," said LiveRamp CEO Scott Howe. "Our identity and collaboration products, with connections to over 2,000 publishers, uniquely support all of their marketing activities."

“We delivered solid third quarter results, with top-line growth and strong free cash flow,” added President and CFO Warren Jenson. “Looking to FY24, we expect to deliver another year of strong operating profit growth and to return a substantial portion of free cash flow to shareowners through share repurchases.”

1 Unless otherwise indicated, all comparisons are to the prior year period.
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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its third fiscal quarter ($ in millions):

	Q3 Fiscal 2023		Q3 Fiscal 2022
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$126	—	$111	—
YoY change %	14%		19%
Marketplace & other revenue	$32	—	$29	—
YoY change %	9%		12%
Total revenue	$159	—	$141	—
YoY change %	13%		17%

Gross profit	$115	$121	$102	$108
% Gross margin	73%	76%	73%	77%
YoY change, pts	0pts	(1)pts	4pts	3pts

Operating income (loss)	$(24)	$26	$(14)	$15
% Operating margin	(15)%	16%	(10)%	10%
YoY change, pts	(5)pts	6pts	3pts	0pts

Net earnings (loss)	$(30)	$19	$(15)	$10
Earnings (loss) per share	$(0.46)	$0.28	$(0.23)	$0.14

Shares to Calculate EPS	64.8	65.4	68.2	69.9
YoY change %	(5)%	(7)%	3%	0%
Net operating cash flow	$16	—	$25	—
Free cash flow to equity	—	$16	—	$24

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•The Company’s Authenticated Traffic Solution (ATS) has reached global scale. There are currently more than 160 supply-side platforms (SSPs) and demand-side platforms (DSPs) live or committed to bid on RampID™ and ATS, including The Trade Desk, Xandr, Amobee, Criteo, Roku Oneview, and MediaMath. Further, in March 2022, LiveRamp announced an expanded partnership with The Trade Desk to power European Unified ID (EUID) via its ATS infrastructure.

•To date, over 2,000 publishers, representing more than 12,000 deployed domains, have integrated ATS worldwide, including Amazon Publisher Services, Microsoft, Hearst, CafeMedia, Leaf Group, Prisma Media and Burda.

•At its November 2022 re:Invent conference, Amazon Web Services (AWS) named LiveRamp as a key industry partner for its new Marketing and Advertising Initiative and forthcoming AWS Clean Rooms service launch. LiveRamp published its new embedded identity resolution solutions in the AWS Marketplace in December 2022 ahead of the AWS Clean Rooms release in January 2023. Support for AWS Clean Rooms gives customers a collaborative approach to more effective media measurement and planning. As part of LiveRamp’s continued work with AWS, this latest integration reinforces our commitment to help clients improve their customer intelligence through accurate and secure data collaboration in cloud environments.

•Recently, LiveRamp and Pinterest announced a new partnership to pilot clean rooms for select advertising partners using LiveRamp’s data collaboration technology, Safe Haven. Grocery retailer Albertsons will be the first advertiser to use the new solution to support its retail media network. LiveRamp’s Safe Haven platform provides a protected environment where brands can join select first-party data with Pinterest platform data without having to share or reveal customers’ personal identifiable information. This data sharing will enable enhanced measurement of advertising campaigns, such as closed-loop attribution, without compromising data protection.

•LiveRamp has 910 direct subscription customers, up from 890 in the prior year period.

•LiveRamp has 94 customers whose subscription contracts exceed $1 million in annual revenue, up from 86 in the prior year period.

•During the third quarter, subscription net retention was 101% and platform net retention was 102%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $324 million, up 12% compared to the prior year period.

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Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the fourth quarter of fiscal 2023, LiveRamp expects to report:

•Revenue of between $147 million and $152 million, an increase of between 4% and 7% year-over-year

•GAAP operating loss of between $26 million and $23 million

•Non-GAAP operating income of between $13 million and $16 million

For fiscal 2023, LiveRamp updates its guidance and expects to report:

•Revenue of between $595 million and $600 million, an increase of approximately 13% year-over-year

•GAAP operating loss of between $105 million and $102 million

•Non-GAAP operating income of between $60 million and $63 million

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the data collaboration platform trusted by forward-looking global companies to connect customer data from anywhere to everywhere. The category-defining pioneer with decades of expertise in online-offline identity resolution, LiveRamp is setting the new standard for a 360° customer view in the modern data stack through secure, privacy-first collaboration within companies, across companies, and between companies and their media and marketing partners to personalize and improve the customer journey. For more information, visit www.liveramp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations for fiscal 2023, fiscal 2024 and beyond, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to the ongoing COVID-19 pandemic, rising interest rates, cost increases and general inflationary pressure and the associated
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impacts on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition and divestiture activities. Our international operations are also subject to risks, including war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2022 ended March 31, 2022, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2023.

The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:

LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

ERAMP

LiveRampⓇ, RampIDTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,
			$	%
	2022	2021	Variance	Variance

Revenues	$158,615	$140,604	$18,011	12.8%
Cost of revenue	43,287	38,557	4,730	12.3%
Gross profit	115,328	102,047	13,281	13.0%
% Gross margin	72.7%	72.6%

Operating expenses:
Research and development	43,175	41,870	1,305	3.1%
Sales and marketing	47,702	46,324	1,378	3.0%
General and administrative	36,657	27,639	9,018	32.6%
Gains, losses and other items, net	11,743	—	11,743	NA
Total operating expenses	139,277	115,833	23,444	20.2%

Loss from operations	(23,949)	(13,786)	(10,163)	(73.7)%
% Margin	(15.1)%	(9.8)%

Total other expense, net	(736)	(241)	(495)	(205.4)%

Loss from continuing operations before income taxes	(24,685)	(14,027)	$(10,658)	(76.0)%

Income tax expense	5,835	1,348	$4,487	332.9%

Net loss from continuing operations	(30,520)	(15,375)	$(15,145)	(98.5)%

Earnings from discontinued operations, net of tax	836	—	$836	n/a

Net loss	$(29,684)	$(15,375)	$(14,309)	(93.1)%

Basic earnings (loss) per share
Continuing operations	$(0.47)	$(0.23)	(0.25)	(108.9)%
Discontinued operations	0.01	—	0.01	n/a
Basic loss per share	$(0.46)	$(0.23)	(0.23)	(103.2)%

Diluted earnings (loss) per share
Continuing operations	$(0.47)	$(0.23)	(0.25)	(108.9)%
Discontinued operations	0.01	—	0.01	n/a
Diluted loss per share	$(0.46)	$(0.23)	(0.23)	(103.2)%

Basic weighted average shares	64,784	68,190
Diluted weighted average shares	64,784	68,190
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the nine months ended December 31,
			$	%
	2022	2021	Variance	Variance

Revenues	$447,957	$386,932	$61,025	15.8%
Cost of revenue	126,612	107,951	18,661	17.3%
Gross profit	321,345	278,981	42,364	15.2%
% Gross margin	71.7%	72.1%

Operating expenses:
Research and development	136,975	112,434	24,541	21.8%
Sales and marketing	144,931	127,812	17,119	13.4%
General and administrative	92,519	75,008	17,511	23.3%
Gains, losses and other items, net	25,593	1,296	24,297	1,874.8%
Total operating expenses	400,018	316,550	83,468	26.4%

Loss from operations	(78,673)	(37,569)	(41,104)	(109.4)%
% Margin	(17.6)%	(9.7)%

Total other income, net	2,211	30,510	(28,299)	(92.8)%

Loss from continuing operations before income taxes	(76,462)	(7,059)	(69,403)	(983.2)%

Income tax expense (benefit)	11,712	(2,618)	14,330	547.4%

Net loss from continuing operations	(88,174)	(4,441)	(83,733)	(1,885.5)%

Earnings from discontinued operations, net of tax	836	—	836	n/a

Net loss	$(87,338)	$(4,441)	(82,897)	(1,866.6)%

Basic earnings (loss) per share
Continuing operations	$(1.32)	$(0.07)	(1.26)	(1,927.9)%
Discontinued operations	0.01	—	0.01	n/a
Basic loss per share	$(1.31)	$(0.07)	(1.24)	(1,908.6)%

Diluted earnings (loss) per share
Continuing operations	$(1.32)	$(0.07)	(1.26)	(1,927.9)%
Discontinued operations	0.01	—	0.01	n/a
Diluted loss per share	$(1.31)	$(0.07)	(1.24)	(1,908.6)%

Basic weighted average shares	66,761	68,187
Diluted weighted average shares	66,761	68,187
Totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,		For the nine months ended December 31,
	2022	2021	2022	2021

Loss from continuing operations before income taxes	$(24,685)	$(14,027)	$(76,462)	$(7,059)
Income tax expense (benefit)	5,835	1,348	11,712	(2,618)
Net loss from continuing operations	(30,520)	(15,375)	(88,174)	(4,441)
Earnings from discontinued operations, net of tax	836	—	836	—
Net loss	$(29,684)	$(15,375)	$(87,338)	$(4,441)

Loss per share:
Basic	$(0.46)	$(0.23)	$(1.31)	$(0.07)
Diluted	$(0.46)	$(0.23)	$(1.31)	$(0.07)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$4,209	$4,647	$13,489	$13,904
Non-cash stock compensation (cost of revenue and operating expenses)	29,624	23,758	81,142	61,475
Transformation costs (general and administrative)	4,112	—	5,362	—
Restructuring and merger charges (gains, losses, and other)	11,743	—	25,593	1,296
Gain on retained profits interest (other income)	—	(183)	—	(30,235)
Total excluded items, continuing operations	49,688	28,222	125,586	46,440

Income from continuing operations before income taxes and excluding items	25,003	14,195	49,124	39,381
Income tax expense (2)	6,468	4,271	12,262	5,124
Non-GAAP net earnings from continuing operations	$18,535	$9,924	$36,862	$34,257

Non-GAAP earnings per share from continuing operations:
Basic	$0.29	$0.15	$0.55	$0.50
Diluted	$0.28	$0.14	$0.55	$0.49

Basic weighted average shares	64,784	68,190	66,761	68,187
Diluted weighted average shares	65,356	69,938	67,373	69,626

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME (LOSS) FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2022	2021	2022	2021

Loss from continuing operations	$(23,949)	$(13,786)	$(78,673)	$(37,569)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,209	4,647	13,489	13,904
Non-cash stock compensation (cost of revenue and operating expenses)	29,624	23,758	81,142	61,475
Restructuring and merger charges (gains, losses, and other)	11,743	—	25,593	1,296
Transformation costs (general and administrative)	4,112	—	5,362	—
Total excluded items	49,688	28,405	125,586	76,675

Income from continuing operations before excluded items	$25,739	$14,619	$46,913	$39,106

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2022	2021	2022	2021

Net loss from continuing operations	$(30,520)	$(15,375)	$(88,174)	$(4,441)

Income tax expense (benefit)	5,835	1,348	11,712	(2,618)

Other expense (income)	736	241	(2,211)	(30,510)

Loss from operations	(23,949)	(13,786)	(78,673)	(37,569)

Depreciation and amortization	5,131	5,827	16,561	18,231

EBITDA	$(18,818)	$(7,959)	$(62,112)	$(19,338)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	$29,624	$23,758	$81,142	$61,475
Restructuring and merger charges (gains, losses, and other)	11,743	—	25,593	1,296
Transformation costs (general and administrative)	4,112	—	5,362	—

Other adjustments	45,479	23,758	112,097	62,771

Adjusted EBITDA	$26,661	$15,799	$49,985	$43,433

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,	$	%
	2022	2022	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$453,516	$600,162	$(146,646)	(24.4)%
Trade accounts receivable, net	173,409	148,343	25,066	16.9%
Refundable income taxes, net	27,097	30,354	(3,257)	(10.7)%
Other current assets	42,172	36,975	5,197	14.1%
Total current assets	696,194	815,834	(119,640)	(14.7)%

Property and equipment	42,954	45,001	(2,047)	(4.5)%
Less - accumulated depreciation and amortization	34,145	33,470	675	2.0%
Property and equipment, net	8,809	11,531	(2,722)	(23.6)%

Intangible assets, net	13,203	26,718	(13,515)	(50.6)%
Goodwill	363,129	363,845	(716)	(0.2)%
Deferred commissions, net	32,717	30,594	2,123	6.9%
Other assets, net	52,431	85,214	(32,783)	(38.5)%
	$1,166,483	$1,333,736	$(167,253)	(12.5)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$83,938	$83,197	$741	0.9%
Accrued payroll and related expenses	33,250	39,188	(5,938)	(15.2)%
Other accrued expenses	42,394	46,067	(3,673)	(8.0)%
Deferred revenue	16,195	16,114	81	0.5%
Total current liabilities	175,777	184,566	(8,789)	(4.8)%

Other liabilities	79,097	86,110	(7,013)	(8.1)%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	15,205	14,984	221	1.5%
Additional paid-in capital	1,810,383	1,721,118	89,265	5.2%
Retained earnings	1,333,655	1,420,993	(87,338)	(6.1)%
Accumulated other comprehensive income	4,182	5,730	(1,548)	(27.0)%
Treasury stock, at cost	(2,251,816)	(2,099,765)	(152,051)	7.2%
Total stockholders' equity	911,609	1,063,060	(151,451)	(14.2)%

	$1,166,483	$1,333,736	$(167,253)	(12.5)%

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(29,684)	$(15,375)
Earnings from discontinued operations	(836)	—
Non-cash operating activities:
Depreciation and amortization	5,131	5,827
Loss on disposal or impairment of assets	4,124	—
Lease impairments	5,940	—
Provision for doubtful accounts	613	1,845
Deferred income taxes	(14)	315
Non-cash stock compensation expense	29,624	23,758
Changes in operating assets and liabilities:
Accounts receivable, net	(15,722)	(27,803)
Deferred commissions	(1,203)	(1,495)
Other assets	(7,372)	(1,331)
Accounts payable and other liabilities	20,168	34,358
Income taxes, net	5,454	1,630
Deferred revenue	(453)	3,927
Net cash provided by operating activities	15,770	25,473
Cash flows from investing activities:
Capital expenditures	(179)	(1,316)
Proceeds from sales of assets	—	—
Proceeds from sale of strategic investment	—	—
Cash paid in acquisitions, net of cash received	—	(2,008)
Distribution from retained profits interest	—	184
Purchases of investments	(3,000)	—
Proceeds from investments	3,000	—
Purchases of strategic investments	(500)	—
Net cash used in investing activities	(679)	(3,140)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,664	1,905
Shares repurchased for tax withholdings upon vesting of stock-based awards	(764)	(1,674)
Acquisition of treasury stock	(49,906)	(5,147)
Net cash used in financing activities	(49,006)	(4,916)
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended December 31,
	2022	2021
Cash flows from discontinued operations:
From operating activities	836	—
Net cash provided by discontinued operations	836	—
Effect of exchange rate changes on cash	993	(48)

Net change in cash and cash equivalents	(32,086)	17,369
Cash and cash equivalents at beginning of period	485,602	544,321
Cash and cash equivalents at end of period	$453,516	$561,690

Supplemental cash flow information:
Cash paid (received) for income taxes, net	$(751)	$(246)
Operating lease assets obtained in exchange for operating lease liabilities	$—	$17,211
Purchases of property, plant and equipment remaining unpaid at period end	$77	$353

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(87,338)	$(4,441)
Earnings from discontinued operations	(836)	—
Non-cash operating activities:
Depreciation and amortization	16,561	18,231
Loss on disposal or impairment of assets	4,121	142
Lease impairments	18,165	—
Gain on sale of strategic investments	(194)	—
Gain on distribution from retained profits interest	—	(30,235)
Provision for doubtful accounts	1,728	3,127
Deferred income taxes	204	(456)
Non-cash stock compensation expense	81,142	61,475
Changes in operating assets and liabilities:
Accounts receivable, net	(27,171)	(45,876)
Deferred commissions	(2,123)	(6,864)
Other assets	1,588	22,077
Accounts payable and other liabilities	(9,309)	(2,471)
Income taxes, net	6,967	998
Deferred revenue	271	3,426
Net cash provided by operating activities	3,776	19,133
Cash flows from investing activities:
Capital expenditures	(4,593)	(2,619)
Proceeds from sale of strategic investment	400	—
Cash paid in acquisitions, net of cash received	—	(10,376)
Distribution from retained profits interest	—	31,184
Purchases of investments	(3,000)	—
Proceeds from investments	3,000	—
Purchases of strategic investments	(500)	—
Net cash provided by (used in) investing activities	(4,693)	18,189
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	6,255	6,183
Shares repurchased for tax withholdings upon vesting of stock-based awards	(2,054)	(14,216)
Acquisition of treasury stock	(149,997)	(49,224)
Net cash used in financing activities	(145,796)	(57,257)

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the nine months ended December 31,
	2022	2021
Cash flows from discontinued operations:
From operating activities	836	—
Net cash provided by discontinued operations	836	—
Effect of exchange rate changes on cash	(769)	(62)

Net change in cash and cash equivalents	(146,646)	(19,997)
Cash and cash equivalents at beginning of period	600,162	581,687
Cash and cash equivalents at end of period	$453,516	$561,690

Supplemental cash flow information:
Cash paid (received) for income taxes, net	$3,418	$(2,815)
Operating lease assets obtained in exchange for operating lease liabilities	$—	$52,902
Purchases of property, plant and equipment remaining unpaid at period end	$77	$353
P 15

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	FY2023

Net Cash Provided by (Used in) Operating Activities	$(17,241)	$10,901	$25,473	$58,944	$78,077	$(33,369)	$21,375	$15,770	$3,776

Less:
Capital expenditures	(427)	(876)	(1,316)	(1,880)	(4,499)	(1,741)	(2,673)	(179)	(4,593)

Free Cash Flow to Equity	$(17,668)	$10,025	$24,157	$57,064	$73,578	$(35,110)	$18,702	$15,591	$(817)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										FY23 to FY22
	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	FY2023	%	$

Revenues	$119,038	$127,290	$140,604	$141,725	$528,657	$142,243	$147,099	$158,615	$447,957	12.8%	$18,011
Cost of revenue	34,315	35,079	38,557	39,476	147,427	41,021	42,304	43,287	126,612	12.3%	4,730
Gross profit	84,723	92,211	102,047	102,249	381,230	101,222	104,795	115,328	321,345	13.0%	13,281
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%	71.2%	72.7%	71.7%

Operating expenses
Research and development	34,776	35,788	41,870	45,501	157,935	47,661	46,139	43,175	136,975	3.1%	1,305
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280	45,949	47,702	144,931	3.0%	1,378
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144	28,718	36,657	92,519	32.6%	9,018
Gains, losses and other items, net	1,278	18	—	183	1,479	739	13,111	11,743	25,593	NA	11,743
Total operating expenses	102,324	98,393	115,833	130,218	446,768	126,824	133,917	139,277	400,018	20.2%	23,444

Loss from operations	(17,601)	(6,182)	(13,786)	(27,969)	(65,538)	(25,602)	(29,122)	(23,949)	(78,673)	(73.7)%	(10,163)
% Margin	(14.8)%	(4.9)%	(9.8)%	(19.7)%	(12.4)%	(18.0)%	(19.8)%	(15.1)%	(17.6)%

Total other income (expense), net	30,601	150	(241)	(47)	30,463	699	2,248	(736)	2,211	(205.4)%	(495)

Loss before income taxes	13,000	(6,032)	(14,027)	(28,016)	(35,075)	(24,903)	(26,874)	(24,685)	(76,462)	(76.0)%	(10,658)
Income taxes expense (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315	3,562	5,835	11,712	332.9%	4,487

Net loss from continuing operations	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)	(30,436)	(30,520)	(88,174)	(98.5)%	$(15,145)

Earnings from discontinued operations, net of tax	—	—	—	—	—	—	—	836	836	—%	$836

Net earnings (loss)	$17,365	$(6,431)	$(15,375)	$(29,392)	$(33,833)	$(27,218)	$(30,436)	$(29,684)	$(87,338)	(93.1)%	$(14,309)

Diluted earnings (loss) per share	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.46)	(1.31)	(103.2)%	$(0.23)

Some earnings (loss) per share amounts may not add due to rounding.

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P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	FY2023

Income (loss) before income taxes	$13,000	$(6,032)	$(14,027)	$(28,016)	$(35,075)	$(24,903)	(26,874)	(24,685)	(76,462)
Income taxes (benefit)	(4,365)	399	1,348	1,376	(1,242)	2,315	3,562	5,835	11,712
Net earnings (loss)	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)	(30,436)	(30,520)	(88,174)

Earnings from discontinued operations, net of tax	—	—	—	—	—	—	—	836	836

Net earnings (loss)	17,365	(6,431)	(15,375)	(29,392)	(33,833)	(27,218)	(30,436)	(29,684)	(87,338)

Earnings (loss) per share:
Basic	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.46)	(1.31)
Diluted	$0.25	$(0.09)	$(0.23)	$(0.43)	$(0.50)	$(0.40)	(0.45)	(0.46)	(1.31)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643	4,637	4,209	13,489
Non-cash stock compensation (cost of revenue and operating expenses)	18,496	19,221	23,758	25,782	87,257	24,225	27,293	29,624	81,142
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739	13,111	11,743	25,593
Transformation costs (general and administrative)	—	—	—	—	—	—	1,250	4,112	5,362
Gain on retained profits interest (other income)	(30,052)	—	(183)	—	(30,235)	—	—	—	—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607	$46,291	$49,688	$125,586

Income before income taxes and excluding items	$7,367	$17,819	$14,195	$2,756	$42,137	$4,704	$19,417	$25,003	$49,124
Income taxes expense (benefit)	865	(12)	4,271	3,391	8,515	1,237	4,557	6,468	12,262
Non-GAAP net earnings (loss)	$6,502	$17,831	$9,924	$(635)	$33,622	$3,467	$14,860	$18,535	$36,862

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	FY2023

Non-GAAP earnings (loss) per share:
Basic	$0.10	$0.26	$0.15	$(0.01)	$0.49	$0.05	$0.22	$0.29	$0.55
Diluted	$0.09	$0.26	$0.14	$(0.01)	$0.48	$0.05	$0.22	$0.28	$0.55

Basic weighted average shares	68,328	68,042	68,190	68,283	68,211	68,403	67,096	64,784	66,761
Diluted weighted average shares	69,605	69,333	69,938	68,283	69,560	69,195	67,568	65,356	67,373

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	FY2023
Expenses:
Cost of revenue	$34,315	$35,079	$38,557	$39,476	$147,427	$41,021	$42,304	$43,287	$126,612
Research and development	34,776	35,788	41,870	45,501	157,935	47,661	46,139	43,175	136,975
Sales and marketing	41,979	39,509	46,324	54,951	182,763	51,280	45,949	47,702	144,931
General and administrative	24,291	23,078	27,639	29,583	104,591	27,144	28,718	36,657	92,519
Gains, losses and other items, net	1,278	18	—	183	1,479	739	13,111	11,743	25,593

Gross profit:	84,723	92,211	102,047	102,249	381,230	101,222	104,795	115,328	321,345
% Gross margin	71.2%	72.4%	72.6%	72.1%	72.1%	71.2%	71.2%	72.7%	71.7%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,645	4,612	4,647	4,807	18,711	4,643	4,637	4,209	13,489
Non-cash stock compensation (cost of revenue)	790	948	1,168	1,205	4,111	1,163	1,293	1,208	3,664
Non-cash stock compensation (research and development)	5,348	7,184	9,264	10,316	32,112	11,656	12,360	10,654	34,670
Non-cash stock compensation (sales and marketing)	6,793	6,749	7,329	7,715	28,586	5,884	6,116	5,871	17,871
Non-cash stock compensation (general and administrative)	5,565	4,340	5,997	6,546	22,448	5,522	7,524	11,891	24,937
Restructuring and merger charges (gains, losses, and other)	1,278	18	—	183	1,479	739	13,111	11,743	25,593
Transformation costs (general and administrative)	—	—	—	—	—	—	1,250	4,112	5,362
Gain on retained profits interest (other income)	$(30,052)	$—	$(183)	$—	(30,235)	—	—		—
Total excluded items	$(5,633)	$23,851	$28,222	$30,772	$77,212	$29,607	$46,291	$49,688	$125,586

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2021	9/30/2021	12/31/2021	3/31/2022	FY2022	6/30/2022	9/30/2022	12/31/2022	FY2023
Expenses, excluding items:
Cost of revenue	$28,880	$29,519	$32,742	$33,464	$124,605	$35,215	$36,374	$37,870	$109,459
Research and development	29,428	28,604	32,606	35,185	125,823	36,005	33,779	32,521	102,305
Sales and marketing	35,186	32,760	38,995	47,236	154,177	45,396	39,833	41,831	127,060
General and administrative	18,726	18,738	21,642	23,037	82,143	21,622	19,944	20,654	62,220

Gross profit, excluding items:	$90,158	$97,771	$107,862	$108,261	$404,052	$107,028	$110,725	$120,745	$338,498
% Gross margin	75.7%	76.8%	76.7%	76.4%	76.4%	75.2%	75.3%	76.1%	75.6%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending		For the year ending
	March 31, 2023		March 31, 2023

	Low	High	Low	High

GAAP loss from operations	$(26,000)	$(23,000)	$(105,000)	$(102,000)

Excluded items:
Purchased intangible asset amortization	3,000	3,000	17,000	17,000
Non-cash stock compensation	22,000	22,000	103,000	103,000
Restructuring costs	10,000	10,000	36,000	36,000
Transformation costs	4,000	4,000	9,000	9,000
Total excluded items	39,000	39,000	165,000	165,000

Non-GAAP income from operations	$13,000	$16,000	$60,000	$63,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q2 FISCAL 2023 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location
P 24

strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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